Truststreet Properties, Inc.
Curtis B. McWilliams - Officer/Director
Shares as of February 25, 2005

Initial Form 3 filed 2/18/98

                                                                                                                                 Form 3
                                                                                                                ------------------------------------------
                                                                                                                                 2/25/05
                                                                                                                               7.5% Series   7.5% Series C
                                                                                                                                    C         Redeemable
                                                                                                                                Redeemable    Convertible
                                                                                                                               Convertible     Preferred
                                            Initial shares                  Balance                   Balance   Common stock    Preferred     conversion
                                              Purchased        A/(D)         as of          A/(D)      as of     conversion     Conversion       to CS
                                                Date        Pre-merger       4/1/04        2/25/05    2/25/05      0.7742          0.16         1.28205
                                            -----------------------------------------------------------------   -------------------------------------------
Curtis B. McWilliams                               0.00     312,778.00    312,778.00   (312,778.00)      0.00     242,153        50,044          64,160
                                                                                0.00                     0.00
                                            --------------  ----------    ----------   ------------   -------
    Subtotal owned by CBMc Directly                0.00     312,778.00    312,778.00   (312,778.00)      0.00
                                            --------------  ----------    ----------   ------------   -------

Curtis B. McWilliams                               0.00                         0.00                     0.00
                                                                                0.00                     0.00
                                            --------------  ----------    ----------   ------------   -------
    Subtotal owned by CBMc Indirectly              0.00           0.00          0.00           0.00      0.00
                                            --------------  ----------    ----------   ------------   -------

                                            --------------  ----------    ----------   ------------   -------
Total Shares owned by CBMc                         0.00     312,778.00    312,778.00   (312,778.00)      0.00
                                            ==============  ==========    ==========   ============   =======

                                        IT Confirmed by Comorosky.